Exhibit 99.1

Contacts:
Donald Clarke	John Conrad
EVP and Chief Financial Officer	Merritt Group Public Relations
Visual Networks, Inc.	703-556-6824
301-296-2711	conrad@merrittgrp.com
dclarke@visualnetworks.com

Visual Networks Reports Second Quarter Results

Revenue Increases 31% Over Prior Year

Rockville, MD, July 22, 2004 – Visual Networks® (NASDAQ: VNWK) today announced financial results for the second quarter ended June 30, 2004, marking the third consecutive quarter of improvement in revenue, operating income and net income for the company.

Revenue for the second quarter was $12.8 million, compared with $9.8 million for the same period last year, an increase of 31%. Revenue increased 8% from the $11.8 million reported for the quarter ended March 31, 2004, exceeding published analyst consensus estimates.

Visual Networks returned to operating profitability in the second quarter of 2004, recording $184,000 in income from operations.

During the quarter, Visual Networks repaid $1.5 million of its convertible debentures. As a result of this repayment, the company took an associated charge of $262,000. This resulted in a GAAP net loss for the quarter of $414,000, or $.01 per diluted share, meeting published estimates. Excluding this charge, the company broke even on a per share basis.

The balance sheet for the quarter also remained strong. The company exited the quarter with $14.1 million in cash and investments. Accounts receivable of $4.6 million at June 30, 2004 represented 33 days sales outstanding.

“This quarter represents the third consecutive quarter of significant improvements in all aspects of our operating performance,” stated Larry Barker, president and CEO of Visual Networks. “This solid performance, combined with the strong market acceptance of our recently released Visual UpTime®Select™ platform, gives us confidence in our outlook for the second half of the year.”

Second Quarter Highlights:

•	Exceeded published consensus estimates on revenue and EPS, excluding the one-time charge for debt extinguishment;

•	Returned to operating profitability;

•	Repaid $1.5 million of its convertible debentures;

•	Maintained a strong balance sheet;

•	Hired Don Clarke, who has over 20 years of software and telecom industry experience, as EVP and CFO;

•	Added over 40 new enterprise customers during the quarter;

•	Displaced a competitor with Visual UpTime Select in two significant service provider offerings due to our product’s modular approach and flexibility;

•	Introduced the first new add-on products for Visual Networks’ large installed base of customers:

•	Announced two new software products for the flexible Visual UpTime Select Platform – Select AppSummary™ and Select AppFlows™ — which move Visual Networks solidly into the application management and control market; and

•	Released the T-1 domestic probe allowing networks with existing high-speed circuits to benefit from Visual UpTime Select software.

Future Expectations

The company expects third quarter revenue to be in the range of $13.0 million to $13.5 million and EPS to be in the range of $0.00 to $0.01. For the year ending December 31, 2004, the company expects to increase revenue 30% over 2003 and to end the year with an operating profit.

Live Web Broadcast of Second Quarter Results

Visual Networks’ management will host a discussion of this afternoon’s announcement with investors and financial analysts today, Thursday, July 22, 2004, at 4:45 p.m. (EDT). To participate in the teleconference, please call 617-786-2960, confirmation code 38781601. A live web cast of the call will also be available at http://www.firstcallevents.com/service/ajwz409075372gf12.html. Windows Media Player is required to hear the event.

About Visual Networks

Visual Networks was recognized as a World Class Winner in Network World’s recent network management product review (http://www.nwfusion.com/reviews/2003/1006rev.html) and has the broadest suite of proven performance management solutions that help enterprise customers manage the delivery of mission-critical applications across their underlying infrastructure. Visual Networks’ products increase application and network availability, optimize the use of bandwidth, and reduce operating costs across traditional and new IP-based infrastructures. The world’s leading service providers and enterprises are using Visual Networks’ award-winning products. To find out more, call 1-800-240-4010 for sales information.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, ongoing patent litigation, its dependence upon sole and limited source suppliers and fluctuations in component pricing and availability, its dependence upon key employees, and its ability to retain employees. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K.

Visual Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,
	2003	2004
Revenue	$9,773	$12,823
Cost of revenue	2,565	4,002

Gross profit	7,208	8,821

Operating expenses:
Research and development	2,572	2,391
Sales and marketing	3,437	3,968
General and administrative	1,512	2,278

Total operating expenses	7,521	8,637

Income (loss) from operations	(313)	184
Loss from extinguishment of debentures	—	(262)
Interest expense, net	(364)	(336)

Net loss	$(677)	$(414)

Basic and diluted loss per share	$(0.02)	$(0.01)

Visual Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2003	June 30, 2004
Assets
Current assets:
Cash and cash equivalents	$15,671	$13,553
Restricted short-term investments	1,530	530
Accounts receivable, net	2,326	4,636
Inventory	3,346	2,005
Deferred debt issuance costs	532	355
Other current assets	256	884

Total current assets	23,661	21,963
Property and equipment, net	2,378	2,056

Total assets	$26,039	$24,019

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$8,115	$8,279
Convertible debentures, net of unamortized debt discount	8,744	7,829
Deferred revenue	6,333	5,302

Total current liabilities	23,192	21,410
Stockholders’ equity	2,847	2,609

Total liabilities and stockholders’ equity	$26,039	$24,019

Visual Networks, Inc.

Condensed Consolidated Cash Flow Statements

(in thousands)

(unaudited)

	For the Three Months Ended June 30,
	2003	2004
Cash Flows From Operating Activities:
Net loss	$(677)	$(414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	556	322
Bad debt expense	—	70
Loss from extinguishment of debentures	—	262
Deferred compensation expense	—	33
Non-cash interest expense	254	246
Changes in assets and liabilities
Accounts receivable	(3,364)	(2,100)
Inventory	(538)	818
Other assets	(376)	(218)
Accounts payable and accrued expenses	(92)	912
Deferred revenue	(93)	(1,648)

Net cash used in operating activities	(4,330)	(1,717)

Cash Flows From Investing Activities:
Expenditures for property and equipment	(85)	(164)

Net cash used in investing activities	(85)	(164)

Cash Flows From Financing Activities:
Repayment of debentures	—	(1,500)
Exercise of stock options and employee stock purchase plan	141	187

Net cash provided by (used in) financing activities	141	(1,313)

Net decrease in Cash and Cash Equivalents	(4,274)	(3,194)
Cash and Cash Equivalents, Beginning of Period	14,338	16,747

Cash and Cash Equivalents, End of Period	$10,064	$13,553

Visual Networks, Inc.

Table of Reconciliation

Pro Forma Net Loss

(in thousands, except per share data)

(unaudited)

For the Three Months Ended June 30, 2004
Reconciliation of Net Loss to Pro Forma Net Loss:
Net loss	$(414)
Add – Loss from extinguishment of debentures	262

Pro forma net loss	$(152)

Pro forma basic and diluted loss per share	$(0.00)

Basic and diluted weighted average shares outstanding	33,185

Visual Networks, Inc.

Additional Financial Information

The following presents additional financial information about Visual Networks for the three months ended September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004, respectively (dollars in thousands).

	9/30/03	12/31/03	3/31/04	6/30/04
Days Sales Outstanding Calculation:
Days sales outstanding (“DSOs”‘) are calculated as follows:

Accounts Receivable	$6,083	$2,326	$2,606	$4,636
Quarterly sales/Days in quarter	$9,367/92	$10,835/92	$11,841/91	$12,823/91

Days sales outstanding	59.7	19.8	20.0	32.9

Inventory Turns Calculation:

Inventory turns are calculated as follows:

Days in year	365	365	365	365

Inventory/(Quarterly cogs/Days in quarter)	$2,774/($3,119/92)	$3,346/($2,409/92)	$2,823/($3,323/91)	$2,005/($4,002/91)

Inventory turns	4.5	2.9	4.7	8.0

Employees:

Research and development	54	55	54	53
Sales and marketing	61	62	62	64
Manufacturing and customer service	11	11	11	10
General and administrative	31	28	30	27

Total Employees	157	156	157	154

Revenue

Current Products:
Uptime	$8,550	$6,440	$11,056	$12,028
IP Insight	747	4,336	728	741
Royalties	70	59	57	54

Total	$9,367	$10,835	$11,841	$12,823

Visual Networks, Inc.

Additional Financial Information (continued)

The following presents additional financial information about Visual Networks for the three months ended September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004, respectively (in thousands, except per share data).

	9/30/03	12/31/03	3/31/04	6/30/04
Common stock outstanding	32,700	32,866	33,109	33,232

Weighted average share calculations:
Basic and diluted weighted average shares outstanding	32,648	32,790	33,011	33,185

Net loss	$(2,515)	$(1,005)	$(490)	$(414)

Basic and diluted loss per share	$(0.08)	$(0.03)	$(0.01)	$(0.01)